Exhibit 99.1
                                                            ------------

FOR IMMEDIATE RELEASE

NATIONSBANK PROFITS APPROACHED $2 BILLION IN 1995

CHARLOTTE NC, January 16, 1996 -- Fueled by strong loan growth and advances in the major areas of noninterest income, NationsBank profits reached nearly
$2 billion.

"I believe our earnings come across loud and clear in describing the power of our franchise," said Hugh McColl, chairman and chief executive officer.
"In 1994, our company set forth three financial goals to achieve by the end of 1996. I am proud to report that we have exceeded these goals already in 1995 by producing 17-percent earnings per share growth, a 17-percent return on equity and an efficiency ratio below 60 percent."

NationsBank earned $1.95 billion in 1995, a 15-percent increase over the $1.69 billion earned in 1994. Earnings per common share for 1995 rose
17 percent to $7.13, from $6.12 per common share in 1994. Return on common shareholders' equity rose to 17.01 percent in 1995, compared to 16.10 percent last year. Strong revenue growth outpaced expense growth by a wide margin, improving the efficiency ratio in 1995 to 59.8 percent, a 277-basis point progression from 62.5 percent in 1994.

For the fourth quarter of 1995, net income rose 26 percent to $510 million, compared to $405 million in the fourth quarter of 1994. Earnings per common share in the fourth quarter of 1995 increased 28 percent to $1.87, from $1.46 per common share in 1994.

In 1995, average loans and leases grew 15 percent over year-earlier levels to $109 billion, driven by a 23-percent increase in average consumer loans, primarily residential mortgage and bank card loans, and increases in commercial loans. This strong loan growth led to a five-percent increase in net interest income on a taxable-equivalent basis to $5.6 billion in 1995.

Average deposits in 1995 were $99.3 billion, versus $93.7 billion a year earlier. Core customer-based deposits of $83.7 billion made up 84 percent of this year's total average deposits.

Noninterest income rose 19 percent to $3.1 billion in 1995, reflecting the diverse fee- generating activities of NationsBank. Strong capital markets revenues, service fees and mortgage servicing fees drove the year-over-year increase.

Total nonperforming assets fell by $285 million, or 25 percent, and stood at $853 million on December 31, 1995, or .73 percent of net loans, leases and factored receivables, and other real estate owned. This compared to nonperforming assets of $1.1 billion on December 31, 1994, or 1.10 percent of net levels. The allowance for credit losses represented 306 percent of nonperforming loans at December 31, 1995, up from 273 percent at year-end 1994. In 1995, net charge-offs increased to $421 million, or .38 percent of average net loans, leases and factored receivables, from $316 million, or .33 percent of average levels in 1994.

Total shareholders' equity climbed 16 percent in 1995 to $12.8 billion on December 31. This represented 6.83 percent of year-end assets. Book value per common share rose 17 percent to $46.52 on December 31, 1995. Common shares outstanding at December 31, 1995 declined to 274.3 million, compared to 276.5 million one year ago due to common share repurchases. Total market capitalization was $19.1 billion at year-end 1995. Common dividends paid per share for the calendar year 1995 increased 11 percent to $2.08, from $1.88 per share in 1994.

NationsBank Corporation is a bank holding company that provides financial products and services nationally and internationally to individuals, businesses, corporations, institutional investors and government agencies. Headquartered in Charlotte, N.C., NationsBank has a retail banking franchise in nine states and the District of Columbia. As of December 31, 1995, NationsBank had total assets of $187 billion.



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
NATIONSBANK CORPORATION FINANCIAL HIGHLIGHTS

                                       THREE MONTHS        FOR THE YEAR
                                    ENDED DECEMBER 31  ENDED DECEMBER 31
                                    -----------------  -----------------
                                       1995      1994     1995     1994
                                      ------    ------   ------   ------

    FINANCIAL SUMMARY
    -----------------
    (In millions except per-share data)

    Net income                         $510      $405   $1,950   $1,690
     Earnings per common share         1.87      1.46     7.13     6.12
     Fully diluted earnings
      per common share                 1.85      1.45     7.04     6.06
    Average common shares issued    271.558   275.735  272.480  274.656
    Average fully diluted common
     shares issued                  276.009   279.242  277.134  278.573
    Price per share of common
     stock at period end            $69.625   $45.125  $69.625  $45.125
    Common dividends paid               158       138      567      517
    Common dividends paid per share     .58       .50     2.08     1.88
    Preferred dividends paid              2         2        8       10

    EARNINGS SUMMARY
    ----------------
    (Taxable-equivalent in millions)

    Net interest income              $1,438    $1,326   $5,560    $5,305
    Provision for credit losses        (142)      (70)    (382)    (310)
    Gains (losses) on sales
     of securities                       21       (28)      29      (13)
    Noninterest income                  846       639    3,078     2,597
    Other real estate owned (expense)
     income                              (8)        8      (18)       12
    Noninterest expense              (1,342)   (1,261)  (5,163)   (4,942)
                                     -------   -------  -------   -------
    Income before income taxes          813       614    3,104     2,649
    Income taxes - including
     FTE adjustment*                   (303)     (209)  (1,154)     (959)
                                     -------   -------  -------   -------
     Net income                        $510      $405   $1,950    $1,690
                                     =======   =======  =======   =======

    *FTE adjustment                     $25       $26     $113       $94

    AVERAGE BALANCE SHEET SUMMARY
    -----------------------------
    (In billions)

    Loans and leases, net          $114.604   $99.764  $109.487  $95.006
    Securities held for investment   12.945    17.966    15.521   15.048
    Securities available for sale    10.689     8.560    10.272   12.386
    Total securities                 23.634    26.526    25.793   27.434
    Earning assets                  169.334   155.107   167.004  148.381
    Total assets                    191.693   174.554   188.547  166.319
    Noninterest-bearing deposits     21.908    20.452    21.128   20.097
    Interest-bearing deposits        76.694    78.122    78.150   73.640
    Total deposits                   98.602    98.574    99.278   93.737

    Shareholders' equity             11.903    10.906    11.451   10.484
    Common shareholders' equity      11.866    10.877    11.415   10.435

    OTHER FINANCIAL DATA
    --------------------

    Net interest yield                 3.38%     3.40%    3.33%    3.58%
    Return on average assets           1.06       .92     1.03     1.02
    Return on average common
     shareholders' equity             16.98     14.68    17.01    16.10
    Gross charge-offs (in millions)    $211      $155     $636     $533
    Net charge-offs (in millions)       156        98      421      316
     % of average loans, leases and
     factored accounts receivable, net  .53%      .38%     .38%     .33%
    Efficiency Ratio                  58.73     64.18    59.77    62.54

                                                      DECEMBER 31
                                                    1995       1994
                                                --------   --------
    BALANCE SHEET SUMMARY
    ---------------------
    (In billions)

    Loans and leases, net                        $116.042  $102.367
    Securities held for investment                  4.432    17.800
    Securities available for sale                  19.415     8.025
    Total securities                               23.847    25.825
    Earning Assets                                167.945   151.722
    Factored accounts receivable                     .991     1.004
    Mortgage servicing rights                        .707      .195
    Goodwill, core deposit and
      other intangibles                             1.514     1.517
    Total assets                                  187.298   169.604
    Noninterest-bearing deposits                   23.414    21.380
    Interest-bearing deposits                      77.277    79.090
    Total deposits                                100.691   100.470
    Shareholders' equity                           12.801    11.011
    Common shareholders' equity                    12.759    10.976
     Per common share (not in billions)             46.52     39.70

    RISK-BASED CAPITAL
     Tier 1 capital                               $10.799     $9.511
     Tier 1 capital ratio                           7.24%      7.43%
     Total capital                                $17.264    $14.681
     Total capital ratio                           11.58%     11.47%

    Leverage ratio                                  6.27%      6.18%

    Common shares issued (in millions)            274.269    276.452

    Allowance for credit losses                    $2.163     $2.186
    Allowance as % of net loans, leases
     and factored accounts receivable                1.85%      2.11%
    Allowance for credit losses
     as % of nonperforming loans                   306.49     273.07
    Nonperforming loans                             $.706      $.801
    Nonperforming assets                            0.853      1.138

    Nonperforming assets as % of:
     Total assets                                    .46%       .67%
     Net loans, leases, factored accounts
      receivable and other real estate owned         .73       1.10

    OTHER DATA

    Full-time equivalent headcount                 58,322     61,484
    Banking centers                                 1,833      1,929
    ATMs                                            2,292      2,174




    BUSINESS UNIT RESULTS - Three months ended December 31, 1995
    (in millions)


                                              Return on  Average Loans
                    Total Revenue  Net Income  Equity    and Leases,net
                    -------------  ---------- ---------  --------------

    General Bank     $1,599  70%    $312  61%    20%     $73,126  64%
    Global Finance      505  22      137  27     14       34,631  30
    Financial Services  167   7       40   8     16        7,681   7


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